UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

Reneo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40315	47-2309515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18575 Jamboree Road, Suite 275-S Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 283-0280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RPHM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On January 20, 2022, the Board of Directors (the “Board”) of Reneo Pharmaceuticals, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Paul Hoelscher as (i) a Class I director of the Company, with a term of office expiring at the 2022 annual meeting of stockholders, (ii) a member of the Audit Committee of the Board (the “Audit Committee”) and (iii) Chair of the Audit Committee (to succeed Eric Dube, Ph.D. in such role, although Dr. Dube will remain as a member of the Audit Committee). There are no arrangements or understandings between Mr. Hoelscher and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Hoelscher has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”), Mr. Hoelscher (i) will receive an (a) annual cash retainer of $40,000 for service on the Board and (b) additional annual cash retainer of $15,000 for service as Chair of the Audit Committee, and (ii) was granted on the date of his appointment an option to purchase 35,000 shares of the Company’s common stock, which vests in equal monthly installments over a three-year period. The Compensation Policy also provides for further automatic annual option grants to purchase a specified number of shares of the Company’s common stock on the date of each annual meeting of stockholders (which will be pro-rated for Mr. Hoelscher’s first annual option grant), which vest in full on the earlier of (x) the one-year anniversary of the date of grant or (y) the day prior to the date of the Company’s next annual stockholder meeting. Each of the option grants described above will vest in full in the event of a change in control (as defined in the Company’s 2021 Equity Incentive Plan). Mr. Hoelscher has also entered into the Company’s standard form of Indemnification Agreement.

(b)

On January 18, 2022, Lon Cardon, Ph.D. informed the Company that he will not stand for re-election as a member of the Board when his term as a Class I director expires at the Company’s 2022 annual meeting of stockholders. Dr. Cardon recently assumed the role of President and Chief Executive Officer of The Jackson Laboratory, a non-profit biomedical research institution, and due to institutional policy will be unable to serve on the Board beyond his current term. On January 20, 2022, Kenneth Harrison, Ph.D. resigned from the Board to focus on other endeavors. Neither Dr. Cardon’s decision not to stand for re-election nor Dr. Harrison’s resignation was the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reneo Pharmaceuticals, Inc.

Date: January 24, 2022	By:	/s/ Gregory J. Flesher
Gregory J. Flesher
Chief Executive Officer